GRAMERCY PROPERTY TRUST
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On December 17, 2015, Gramercy Property Trust Inc., or Gramercy or GPT, a publicly listed REIT, Chambers Street Properties, or Chambers or CSG, a publicly listed REIT, and Columbus Merger Sub LLC, or Merger Sub, an indirect wholly owned subsidiary of Chambers, completed the transactions contemplated in the definitive agreement to merge the companies, or the Merger Agreement, which was approved by stockholders of the respective companies at their stockholder meetings held on December 15, 2015. As such, on December 17, 2015, Gramercy merged with and into Merger Sub upon the completion of the transactions in the Merger Agreement, or the Merger. The Combined Company was renamed as Gramercy Property Trust and its shares listed on the New York Stock Exchange were changed from ticker symbol CSG to Gramercy’s former ticker symbol, GPT, and began trading under the GPT ticker symbol on December 18, 2015. Pursuant to the Merger Agreement, Gramercy stockholders received 3.1898 newly issued common shares of beneficial interest, or Common Shares, of the Combined Company for each share of Gramercy common stock they owned. Each Chambers common share issued and outstanding remains outstanding as a common share of the Combined Company.

The following unaudited pro forma condensed consolidated financial statements present the results of operations of the Combined Company, after giving effect to the Merger, and have been prepared by applying the acquisition method of accounting rules under Accounting Standards Codification 805, Business Combinations, or ASC 805, with Gramercy treated as the acquiring entity and the transaction accounted for as a reverse acquisition. The unaudited pro forma condensed consolidated financial statements are prepared for informational purposes only and are based on assumptions and estimates considered appropriate by management; however, they are not necessarily indicative of what the Combined Company’s financial condition or results of operations actually would have been if the Merger had been consummated as of the dates indicated, nor do they purport to represent the consolidated financial position or results of operations for future periods. Additionally, the unaudited pro forma condensed consolidated financial statements do not include the impact of all the potential synergies that may be achieved in the Merger or any strategies that the Combined Company’s management may consider in order to continue to efficiently manage the on-going operations of the Combined Company.

The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2015 gives effect to the Merger as if the Merger had been consummated on January 1, 2015. There is no unaudited pro forma condensed consolidated balance sheet presented as of December 31, 2015 because the Merger was completed on December 17, 2015 and thus its impact is already reflected in the consolidated balance sheet of the Combined Company as of December 31, 2015, which is included in its Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 29, 2016.

The unaudited pro forma condensed consolidated financial statements do not include any adjustments associated with: (1) acquisitions closed after December 31, 2015 or the related financing of those acquisitions and acquisitions currently under contract or the related financing of those property acquisitions, (2) dispositions closed after December 31, 2015 or the repayment of the related financing of such dispositions, and (3) dispositions currently under contract or the repayment of the related financing of those dispositions.

These unaudited pro forma condensed consolidated financial statements, and the related notes thereto, should be read in conjunction with the Combined Company's audited consolidated financial statements, and the related notes thereto, as of and for the year ended December 31, 2015, included in the Combined Company’s Annual Report on Form 10-K filed with the SEC on February 29, 2016.

GRAMERCY PROPERTY TRUST
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Merger Consideration

The pro forma financial information reflects the accounting consideration of approximately $1.8 billion for the Merger, as calculated below treating Gramercy as the accounting acquirer (in millions, except price per share):

As Gramercy is treated as the acquiring entity, the calculation of the purchase price for accounting purposes is based on Gramercy’s common stock. However, under the terms of the Merger Agreement, Gramercy’s stockholders received 3.1898 newly issued Common Shares of the Combined Company for each Gramercy share of common stock that they held immediately before the effective date of the Merger. This transaction resulted in the issuance (from the perspective of the accounting acquirer) of approximately 236.7 million Common Shares upon closing of the Merger.

The Merger Consideration will be allocated to all Chambers’ assets acquired and liabilities assumed based on their respective fair values. The allocation has not been finalized and is based upon preliminary estimates of fair values. The allocation of the Merger Consideration and the determination of the fair values of the Chambers’ assets and liabilities will be based on the actual tangible and intangible assets and liabilities that existed as of December 17, 2015, the date the Merger was consummated. The completion of the final valuations, and the allocation of the Merger Consideration, and the impact of ongoing integration activities could cause material differences in these unaudited pro forma condensed consolidated financial statements.

Gramercy Property Trust
Unaudited Pro Forma Condensed Consolidated Statements of Operations
For the Year Ended December 31, 2015
(Amounts in thousands, except share and per share data)

		AA		BB		CC
	GPT Historical	GPT Adjustments	GPT Pro Forma	CSG Adjustments		Pro Forma Merger Adjustments		GPT Pro Forma
Revenues
Rental revenue	$169,986	$20,644	$190,630	$176,043	DD	$—		$366,673
Third-party management fees	22,271	—	22,271	—		—		22,271
Operating expense reimbursements	41,814	408	42,222	41,304		—		83,526
Investment income	1,763	6	1,769	2		—		1,771
Other income	1,438	(56)	1,382	746		—		2,128
Total revenues	237,272	21,002	258,274	218,095		—		476,369
Expenses
Property operating expenses	42,076	244	42,320	51,748		—		94,068
Property management expenses	19,446	—	19,446	—		—		19,446
Depreciation and amortization	97,654	8,344	105,998	126,000	EE	—		231,998
General and administrative expenses	19,794	(46)	19,748	1,621		—		21,369
Acquisition and merger-related expenses	61,340	(6,395)	54,945	—		(54,945)	FF	—
Total operating expenses	240,310	2,147	242,457	179,369		(54,945)		366,881
Operating Income (Loss)	(3,038)	18,855	15,817	38,726		54,945		109,488
Other Income (Expense):
Interest expense	(34,663)	(1,540)	(36,203)	(9,537)	GG	—		(45,740)
Equity in net income (loss) of unconsolidated equity investments	(1,107)	—	(1,107)	9,205	HH	—		8,098
Loss on extinguishment of debt	(9,472)	—	(9,472)	—		9,472	II	—
Income (loss) from continuing operations before provisions for taxes	(48,280)	17,315	(30,965)	38,394		64,417		71,846
Provisions for taxes	(2,153)	1	(2,152)	—		—		(2,152)
Income (loss) from continuing operations	(50,433)	17,316	(33,117)	38,394		64,417		69,694
Income (loss) from discontinued operations	875	—	875	19,044		—		19,919
Income (loss) before gains on disposals	(49,558)	17,316	(32,242)	57,438		64,417		89,613
Net gains on disposals	839	(839)	—	—		—		—
Net income (loss)	(48,719)	16,477	(32,242)	57,438		64,417		89,613
Net loss attributable to noncontrolling interest	791	(791)	—	—		351	JJ	351
Net income (loss) attributable to Gramercy Property Trust	(47,928)	15,686	(32,242)	57,438		64,768		89,964
Preferred share dividends	(6,234)	—	(6,234)	—				(6,234)
Net income (loss) available to common shareholders	$(54,162)	$15,686	$(38,476)	$57,438		$64,768		$83,730
Basic earnings per share:
Net income (loss) from continuing operations, after preferred dividends	$(0.30)	N/A	$(0.21)	$0.22		N/A		$0.15
Net income from discontinued operations	$—	N/A	$—	$0.10		N/A		$0.05
Net income (loss) available to common shareholders	$(0.30)	N/A	$(0.21)	$0.32		N/A		$0.20
Diluted earnings per share:
Net income (loss) from continuing operations, after preferred dividends	$(0.30)	N/A	$(0.21)	$0.21		N/A		$0.15
Net income from discontinued operations	$—	N/A	$—	$0.10		N/A		$0.05
Net income (loss) available to common shareholders	$(0.30)	N/A	$(0.21)	$0.31		N/A		$0.20
Basic weighted average common shares outstanding	182,096,149	N/A	182,096,149	182,096,149		N/A		409,867,010	KK
Diluted weighted average common shares and common share equivalents outstanding	182,096,149	N/A	182,096,149	187,309,534		N/A		415,080,395	KK

 GRAMERCY PROPERTY TRUST
NOTES TO UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Statements of Operations

General

AA. The pro forma adjustments reflect the effect of Gramercy’s acquisitions and dispositions subsequent to January 1, 2015 as if they had occurred as of January 1, 2015. The pro forma adjustments include elimination of historical amounts for dispositions subsequent to January 1, 2015, addition of historical amounts for acquisitions subsequent to January 1, 2015 for the period owned, addition of pro forma amounts for acquisitions subsequent to January 1, 2015 for the period prior to acquisition, adjustments to re-straightline rental amounts for acquisitions and elimination of acquisition expenses.

BB. The pro forma adjustments reflect the effect of the Merger with Chambers as if it had occurred as of January 1, 2015, including the effect of the fair valuation of Chambers’ assets and liabilities that was completed as part of the Merger transaction.

CC. The Merger adjustments reflect the elimination of merger-related expenses, including the gain on extinguishment of debt related to the termination of Gramercy's and Chambers' pre-merger credit facilities and the change in net income (loss) attributed to noncontrolling interest.

Revenues

DD. The adjustment reflects the updated rental revenue generated on a straight-line basis, the elimination of amortization of deferred leasing costs, as well as the updated post-merger amortization of above and below market lease intangible assets and liabilities based on the estimated changes for their respective fair values, as follows (in thousands):

Pro forma merger adjustments to rental revenue	Year ended December 31, 2015
Rental payments	$175,199
Straight-line rent adjustments	8,542
Net above and below market lease amortization	(8,918)
Other revenue items that reset upon merger (1)	1,220
Total	$176,043

(1)    Includes free rent, amortization of lease inducements and tenant improvement allowance reimbursements.

Expenses

EE. The adjustment reflects the updated post-merger depreciation and amortization for real estate investments and in-place leases based upon the fair valuation as of December 31, 2015. Depreciation of buildings and improvements is determined using the updated fair value of the real estate assets and the respective estimated remaining useful life of each asset. Amortization of in-place lease intangible assets is determined using the updated fair value of the in-place lease assets and the respective remaining lease term of each asset.

FF. The adjustment represents the elimination of merger related costs for the year ended December 31, 2015.

GRAMERCY PROPERTY TRUST
NOTES TO UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

GG. The adjustment reflects the updated amortization of the debt premiums and discounts based upon the fair valuation as of December 31, 2015, amortized over the remaining term for each debt instrument. The adjustments are as follows (in thousands):

Pro forma merger adjustments to interest expense	Year ended December 31, 2015
Debt premium and discount amortization	$(65)
Mortgage and interest rate swap expense	9,602
Total	$9,537

HH. The adjustment represents the updated pro rata share of net income (loss) in unconsolidated equity investments as a result of the fair valuation of the assets and liabilities of the unconsolidated equity investments. The adjusted amount reflects updates to depreciation and amortization of real estate and lease intangible assets and liabilities as well as the amortization of discounts and premiums on the associated debt and an adjustment for the difference in the amortization of deferred financing fees.

II. The adjustment reflects the elimination of loss on extinguishment of debt incurred on property dispositions related to unamortized deferred financing costs and mortgage premiums and discounts that were immediately expensed upon termination as well as early termination fees incurred for the extinguishments.

JJ. The adjustment reflects the change in the net income attributable to noncontrolling interest related to the Gramercy’s operating partnership units, or OP Units, based upon the percentage ownership of OP Unit holders relative to the Combined Company’s total outstanding shares of common stock and OP Units.

KK. The share amounts reflect the Combined Company’s pro forma weighted average basic and diluted Common Shares outstanding, assuming the Merger occurred on January 1, 2015. For the basic and diluted weighted average share amounts for the year ended December 31, 2015, the 236.7 million Common Shares issued (from the perspective of the accounting acquirer) as part of Merger consideration, were given the effect of being outstanding as of January 1, 2015 in order to reflect the Merger being completed as of January 1, 2015.